JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the COMMON STOCK, PAR VALUE $.0001 of I.C. Isaacs & Company, Incorporated and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.
     In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 14th day of February, 2008.

PAR INVESTMENT PARTNERS, L.P.
By:	PAR GROUP, L.P.
its general partner
By:	PAR CAPITAL MANAGEMENT, INC.
its general partner
By:	/s/ Gina DiMento

Gina DiMento, Vice President

PAR GROUP, L.P.
By:	PAR CAPITAL MANAGEMENT, INC.
its general partner

By:	/s/ Gina DiMento

Gina DiMento, Vice President

PAR CAPITAL MANAGEMENT, INC.

By:	/s/ Gina DiMento

Gina DiMento, Vice President